                                                                   Exhibit 10.41

                            INDEMNIFICATION AGREEMENT

     This Agreement is made as of the ______ day of _______________ 2005, by and between CTC Media, Inc., a Delaware corporation (the "Corporation), and Myron A.
Wick III (the "Indemnitee"), a director or officer of the Corporation.

     WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

     WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of directors' and officers' liability insurance has been severely limited, and

     WHEREAS, it is now and has always been the express policy of the
Corporation to indemnify its directors and officers, and

     WHEREAS, the Indemnitee does not regard the protection available under the
Corporation's Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a director or officer without adequate protection, and

     WHEREAS, the Corporation desires the Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

     NOW THEREFORE, the Corporation and the Indemnitee do hereby agree as follows:

     1. Agreement to Serve. The Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.

     2. Definitions. As used in this Agreement:

     (a)  The term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, administrative hearing or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

     (b)  The term "Corporate Status" shall mean the status of a person who is or was a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

     (c)  The term "Expenses" shall include, without limitation, attorneys'
          fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

     (d)  References to "other enterprise" shall include employee benefit plans;
          references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

     3. Indemnification in Third-Party Proceedings. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the
Indemnitee's Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the
Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     4. Indemnification in Proceedings by or in the Right of the Corporation.
The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 4 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the Indemnitee's
Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the
Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Paragraph 4 in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of
Chancery or such other court shall deem proper.

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     5. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraph 11, the Corporation shall not indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the
Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     6. Indemnification of Expenses of Successful Party. Notwithstanding any
other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses incurred by or on behalf of the Indemnitee in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise
(including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee,
(iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     7. Notification and Defense of Claim. As a condition precedent to the
Indemnitee's right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the
Corporation to the Indemnitee of its election so to assume such defense, the
Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such
Proceeding, other than as provided below in this Paragraph 7. The Indemnitee shall have the right to employ his or her own counsel in connection with such
Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this
Agreement. The Corporation shall not be entitled, without the consent of the
Indemnitee, to assume the defense of any claim brought by or in the right of the
Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The
Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

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     8. Advancement of Expenses. Subject to the provisions of Paragraph 9 of this Agreement, in the event that the Corporation does not assume the defense pursuant to Paragraph 7 of this Agreement of any Proceeding of which the
Corporation receives notice under this Agreement, any Expenses incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the
Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the
Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation in accordance with this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment.

     9. Procedure for Indemnification. (a) In order to obtain indemnification or advancement of Expenses pursuant to Paragraphs 3, 4, 6 or 8 of this Agreement, the Indemnitee shall submit to the Corporation a written request, referencing this Agreement. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under
Paragraphs 3, 4 or 8 the Corporation determines within such 30-day period that the Indemnitee did not meet the applicable standard of conduct set forth in
Paragraph 3 or 4, as the case may be. Such determination, and any determination that advanced Expenses must be repaid to the Corporation, shall be made in each instance (i) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding ("disinterested directors"), whether or not a quorum, (ii) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (iii) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Corporation)
in a written opinion, or (iv) by the stockholders of the Corporation. The Board of Directors shall promptly empower or select the person, persons or entity to make any such determination.

     (b) If no person, persons or entity is so empowered or selected, or if the person, persons or entity empowered or selected under subparagraph 9(a) of this
Agreement to determine whether the Indemnitee is entitled to indemnification shall not have made such a determination, within thirty (30) days after receipt by the Corporation of the request therefor, the Indemnitee shall be deemed to be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the
Indemnitee's statement not materially misleading, in connection with the request for indemnification, (ii) a prohibition of such indemnification under applicable law or (iii) a subsequent adjudication that the Indemnitee is not entitled to be indemnified by the Corporation under this Agreement; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the

                                       -4-

determination with respect to entitlement to indemnification in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this subparagraph shall not apply if the determination regarding entitlement to indemnification is to be made by the stockholders pursuant to subparagraph 9(a)(iv) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board of Directors or the disinterested directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

     (c) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any independent legal counsel, member of the Board of Directors, or stockholder of the Corporation shall act reasonably and in good faith in making a determination under this Agreement regarding the Indemnitee's entitlement to indemnification.
Any costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the
Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

     10. Indemnification for Expenses as Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his
Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     11. Remedies. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Paragraph 9 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (of the type described in the definition of
"Expenses" in Paragraph 2(c)) reasonably incurred in connection with successfully establishing the Indemnitee's right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

     12. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

                                       -5-

     13. Subrogation. In the event of any payment under this Agreement, the
Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

     14. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise and (b) the final termination of all
Proceedings pending on the date set forth in clause (a) in respect of which the
Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to
Paragraph 11 of this Agreement relating thereto.

     15. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the
Certification of Incorporation, the By-Laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of
Delaware, any other law (common or statutory), or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee's status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement;
provided that the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     16. Agreement to Amend. In the event that the Corporation shall provide to any officer or director of the Corporation indemnification or advancement of
Expenses rights related to such officer or director's Corporate Status that are more favorable to such officer or director than those provided for under this
Agreement, the Corporation agrees to amend this Agreement to provide the same rights to the Indemnitee.

     17. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

     18. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the
Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any
Proceeding to the full extent permitted by any applicable portion of this
Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                       -6-

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

     20. Successors and Assigns. This Agreement shall be binding upon the
Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the
Indemnitee.

     21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this
Agreement or to affect the construction thereof.

     22. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

     23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

         (a) if to the Indemnitee, to:

         (b) if to the Corporation, to: 15A Pravda Street
                                        Moscow 125124
                                        Russia
                                        Attention: Chief Executive Officer

or to such other address as may have been furnished to the Indemnitee by the
Corporation or to the Corporation by the Indemnitee, as the case may be.

     24. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable

                                       -7-

Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of
Expenses is sought; provided, however, that if no such notice is given, and if the General Corporation Law of Delaware is amended, or other Delaware law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the
General Corporation Law, as so amended, or by such other Delaware law, as so enacted.

     25. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the
Indemnitee is relying upon this Agreement in continuing in such capacity.

     26. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the
Indemnitee's rights under Delaware law or the Corporation's Certificate of
Incorporation or By-Laws.

     27. Consent to Suit. In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware. The Indemnitee hereby consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and the Indemnitee hereby waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue. The Corporation shall have the right to institute any legal action arising out of or relating to this
Agreement in any court of competent jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

                                       -8-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Attest:                                   CTC MEDIA, INC.

                                          By: _________________________________
By:   __________________________              Alexander Rodnyansky
                                              Chief Executive Officer and
Name: __________________________              President

                                          INDEMNITEE:

                                          ______________________________________

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